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                                                                                          Exhibit 11

                                                        INFONAUTICS, INC.
                                               COMPUTATION OF NET LOSS PER SHARE (1)

                                                                           Year ended
                                   Three months ended                       December
                                      December 31,                             31,
                             ---------------------------    ------------------------------------------
                                 1995         1996              1994           1995          1996
                             ------------   ------------    ------------   ------------   ------------
Net loss applicable to
  common shares             $ (2,999,351)  $ (4,747,240)   $ (3,699,324)  $ (7,480,857)  $(13,786,220)
                             ------------   ------------    ------------   ------------   ------------
                             ------------   ------------    ------------   ------------   ------------
Weighted average number
  of shares outstanding
  during the period             3,963,466      9,489,402       3,069,754      3,963,466      7,648,296

Incremental shares
  calculated per
  SAB Topic 4:D                 2,098,823         --           2,098,823      2,098,823        699,608
                             ------------   ------------    ------------   ------------   ------------
Total weighted average
  number of common and
  equivalent shares
  outstanding                   6,062,289      9,489,402       5,168,577      6,062,289      8,347,904
                             ------------   ------------    ------------   ------------   ------------
                             ------------   ------------    ------------   ------------   ------------
Primary net loss per
  common equivalent share    $       (.50)  $       (.50)   $       (.72)  $      (1.23)  $      (1.65)
                             ------------   ------------    ------------   ------------   ------------
                             ------------   ------------    ------------   ------------   ------------

(1)     Fully diluted net loss per share has not been separately presented, as the amounts would not be materially different from primary net loss per share.
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